Investor Relations Contact:
Maria Quillard
Xilinx, Inc.
(408) 879-4988
ir@xilinx.com

Editorial Contact:
Lisa Washington
Xilinx, Inc.
(408) 626-6272
lisa.washington@xilinx.com

XILINX NAMES PHILIP T. GIANOS CHAIRMAN OF THE BOARD

SAN JOSE, CA, FEBRUARY 13, 2009 – Xilinx, Inc. (NASDAQ: XLNX) today announced that the Board of Directors has elected Philip T. Gianos to serve as its Chairman to succeed Willem P. Roelandts in that role effective February 12, 2009. Mr. Gianos has served on the Board of Directors of Xilinx since 1985 and currently serves as Chair of the Compensation Committee of the Board. Mr. Gianos is a General Partner of InterWest Partners, a venture capital firm focused on information technology and life sciences, with which he has been associated since 1982. Willem P. Roelandts served as the Company's Chief Executive Officer from 1996 through January 2007 and has been the Chairman of the Board since 2003. Mr. Roelandts remains a member of the Board of Directors.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com. XILINX, the Xilinx Logo, Virtex, Spartan, ISE and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.